                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                        TENDER OF SHARES OF COMMON STOCK
           (INCLUDING THE ASSOCIATED PREFERRED STOCK PURCHASE RIGHTS)
                                       OF
                  CELLULAR COMMUNICATIONS INTERNATIONAL, INC.
                                       TO
                        KENSINGTON ACQUISITION SUB, INC.
                           A WHOLLY-OWNED SUBSIDIARY
                                       OF
                                OLIVETTI S.P.A.
                                      AND
                                 MANNESMANN AG
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    As set forth in Section 3 of the Offer to Purchase dated December 17, 1998 (the "Offer to Purchase"), as amended and supplemented by Section 2 of the Supplement to the Offer to Purchase dated January 19, 1999 (the "Supplement"), this revised GOLD Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the Offer (as defined below) if certificates representing shares of Common Stock, par value $0.01 per share (the "Common Stock"), including the associated preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), of Cellular Communications International, Inc., a Delaware corporation, are not immediately available, if the procedure for book-entry transfer cannot be completed prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase and Section 1 of the Supplement), or if time will not permit all required documents to reach the Depositary prior to the Expiration Date. Such form may be delivered by hand, transmitted by facsimile transmission or mailed to the Depositary. See
Section 3 of the Offer to Purchase.

                        THE DEPOSITARY FOR THE OFFER IS:
                       IBJ SCHRODER BANK & TRUST COMPANY
                        Telephone Number: (212) 858-2103

                BY MAIL:                                 BY FACSIMILE:                       BY HAND OR OVERNIGHT DELIVERY:
              P.O. Box 84                                (212) 858-2611                             One State Street
         Bowling Green Station                  Attn: Reorganization Operations                 New York, New York 10004
     New York, New York 10274-0084                         Department                       Attn: Reorganization Operations
    Attn: Reorganization Operations                                                                    Department
               Department

                        (For Eligible Institutions Only)
                 Confirm Facsimile by Telephone: (212) 858-2103

    DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE NUMBER OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

    THIS FORM IS NOT TO BE USED TO GUARANTEE SIGNATURES. IF A SIGNATURE ON A LETTER OF TRANSMITTAL IS REQUIRED TO BE GUARANTEED BY AN "ELIGIBLE INSTITUTION" UNDER THE INSTRUCTIONS THERETO, SUCH SIGNATURE GUARANTEE MUST APPEAR IN THE APPLICABLE SPACE PROVIDED IN THE SIGNATURE BOX ON THE LETTER OF TRANSMITTAL.

Ladies and Gentlemen:

    The undersigned hereby tenders to Kensington Acquisition Sub, Inc., a Delaware corporation ("Purchaser") and a wholly-owned subsidiary of Olivetti S.p.A., a limited liability company organized under the laws of Italy, and Mannesmann AG, a limited liability company organized under the laws of Germany, upon the terms and subject to the conditions set forth in the Offer to Purchase dated December 17, 1998 (the "Offer to Purchase"), as amended and supplemented by the Supplement to the Offer to Purchase dated January 19, 1999 and the related Letter of Transmittal, receipt of which is hereby acknowledged, the number of shares set forth below of the common stock, par value $0.01 per share (the "Common Stock"), including the associated preferred stock purchase rights (the "Rights" and, together with the Common Stock, the "Shares"), of Cellular Communications International, Inc., a Delaware corporation, pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.


Number of Shares:                              Name(s) of Record Holder(s):
Certificate Nos. (if available):               (Please Print)
                                               Address(es):
Check box if Shares will be tendered by
book-entry transfer: [  ]                      (Zip Code)
Account Number:                                Area Code and Tel. No.:
Dated: , 1999                                  Signature(s):

                                   GUARANTEE
                   (NOT TO BE USED FOR SIGNATURE GUARANTEES)

    The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, guarantees to deliver to the Depositary either certificates representing the Shares tendered hereby, in proper form for transfer, or confirmation of book-entry transfer of such Shares into the Depositary's accounts maintained at one of the Book-Entry Transfer Facilities (as defined in the Offer to Purchase), in each case with delivery of a properly completed and duly executed Letter of Transmittal (or facsimile thereof), with any required signature guarantees, or an Agent's Message, and any other documents required by the Letter of Transmittal, within three (3) trading days (as defined in the Offer to Purchase) after the date hereof.

    The Eligible Institution that completes this form must communicate the guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.


                Name of Firm:                  Authorized Signature
                                               Name:
                   Address:                    Please Print
                                    Zip Code   Title:
  Area Code and Tel. No.:                      Dated: , 1999

    NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES
          SHOULD BE SENT ONLY WITH YOUR LETTER OF TRANSMITTAL.

                                       2